EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

Cawley, Gillespie & Associates, Inc., hereby consents to (i) the use of the oil and gas reserve information in the Concho Resources Inc. Securities and Exchange Commission Form 10-K for the year ending December 31, 2019 and in the Concho Resources Inc. annual report for the year ending December 31, 2019, based on the reserve report dated January 27, 2020, prepared by Cawley, Gillespie & Associates, Inc. and (ii) inclusion of our summary report dated January 27, 2020 included in the Form 10-K to be filed on or about February 19, 2020 as Exhibit 99.2.

We hereby further consent to the incorporation by reference in the Registration Statements on (i) Form S-8 (file no. 333-145791), (ii) Form S-8 (file no. 333-182046), (iii) Form S-8 (file no. 333-204765), (iv) Form S-8 (file no. 333-231576), (v) Form S-3 (file no. 333-210309), (vi) Form S-3 (file no. 333-213955), (vii) Form S-3 (file no. 333-215560) and (viii) Form S-3 (file no. 333-225609) of such information.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

J. Zane Meekins, P.E.
Executive Vice President

Fort Worth, Texas
February 19, 2020